EXHIBIT 10.9

AMENDMENT NO. 2 TO
FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZLETON
DEFERRED INCOME AGREEMENT

THIS AMENDMENT NO. 2 (this “Amendment”) to the First Federal Savings and Loan Association of Hazleton Deferred Income Agreement (the “Agreement”) is made and entered into effective as of November 15, 2007 by and among Keystone Nazareth Bank & Trust Company (the “Bank”) and Thomas L. Kennedy (the “Executive”).

RECITALS:

WHEREAS, Keystone Nazareth Bank & Trust Company, as successor to First Federal Savings and Loan Association of Hazleton, desires to amend the Agreement to ensure that the Agreement complies with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, pursuant to Section 12 of the Agreement, the parties may amend the Agreement from time to time;

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the parties  hereby amend the Agreement as follows:

Section 1.  Deletion of Section 17 of the Agreement.  Section 17 of the Agreement is hereby deleted in its entirety.

Section 2.  No Further Modification.  Except as expressly amended hereby, the Agreement remains unmodified and in full force and effect.

Section 3. Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflicts of laws principles.

Section 4.  Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed effective as of the date and year first written above.

KEYSTONE NAZARETH BANK
& TRUST COMPANY

BY:
Name:	Jeffrey P. Feather
Title:	Chairman of the Board

EXECUTIVE

Thomas L. Kennedy